SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________
                           CRH public limited company
             (Exact name of Registrant as specified in its charter)

Ireland                  Belgard Castle                None
(State or other       Clondalkin, Dublin 22           (I.R.S. Employer
jurisdiction of       (Address of principal           Identification No.)
incorporation           executive office)
or organization
--------------------------------------------------------------------------------

            Oldcastle Architectural, Inc. Union Employees 401(k) Plan
          Pike Industries, Inc. Profit Sharing and Deferred Income Plan
                   Oldcastle Southwest 401(k) Retirement Plan
                    Hallett Construction Company 401(k) Plan
               Pennsy Supply, Inc. 401(k) and Profit Sharing Plan
           CPM Development Corporation Profit Sharing Retirement Plan
                            (Full title of the Plans)
                            _________________________
                              Michael G. O'Driscoll
                   Vice President and Chief Financial Officer
                                 Oldcastle, Inc.
                         375 Northridge Road, Suite 350
                             Atlanta, Georgia 30350
                                 (770) 804-3363
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                            _________________________
                         CALCULATION OF REGISTRATION FEE

===================================== =================== =================== ==================== ===================
                                                           Proposed Maximum    Proposed Maximum
                                            Amount          Offering Price    Aggregate Offering       Amount of
Title of Securities                         to be            Per Share(2)          Price(2)           Registration
to be Registered                        Registered(1)                                                     Fee
------------------------------------- ------------------- ------------------- -------------------- -------------------
------------------------------------- ------------------- ------------------- -------------------- -------------------
CRH plc Ordinary Shares of 0.32
euro per share                            1,000,000             $13.32            $13,324,905            $1,226
===================================== =================== =================== ==================== ===================

     (1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional Ordinary Shares which may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits, and any other securities with respect to which the outstanding Ordinary Shares are converted or exchanged. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

     (2) In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c). The translation of euro into US dollars has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 5, 2003 of 1 euro to 1.0967 US dollars.

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee Plan Annual Information.*


     *Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.


     The following documents, which previously have been filed by CRH public limited company, organized under the laws of Ireland (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission"),
are  incorporated   herein  by  reference  and  made  a  part  hereof:

     (a) the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, Commission File No. 0-17630

     (b) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;

     (c) the description of the Registrant's Ordinary Shares, 0.32 euro per share (the "Ordinary Shares") and American Depositary Shares relating to such shares, from Item 14 of the Registrant's Registration Statement on Form 20-F dated June 14, 1989, including any amendment or report filed for the purpose of updating such description.


     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.


     Not applicable.

     Item 5. Interests of Named Experts and Counsel.


     Not applicable.

     Item 6. Indemnification of Directors and Officers.


     Article 153 of the Company's Articles of Association provides:


     Subject to the provisions of and so far as may be admitted by the Acts, every Director, Managing Director, Chief Executive, Auditor, Secretary or other Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.


     The Directors shall have power to purchase and maintain for any Director or Officer of the Company insurance against any such liability as is referred to in
Section 200 of the Act.


     The relevant  provision of the Irish  Companies  Act,  1963,  as amended is
Section 200, which provides:


     200. Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that


     (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and


     (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 or Section 42 of the Companies (Amendment) Act, 1983 in which relief is granted to him by the court.


     The Registrant's directors, officers and its authorized representatives are insured against certain liabilities, including certain liabilities under U.S. securities laws, which they may incur in their capacity as such under a liability insurance policy carried by the Registrant.

     Item 7. Exemption from Registration Claimed.


     Not applicable.

     Item 8. Exhibits.

4.1 Memorandum and Articles of Association of the Registrant, revised and restated as of May 8, 2002 (filed on Form 6-K, dated May 21, 2002).

4.2 Specimen of certificate representing the Registrant's Ordinary Shares (filed on Form S-8, on June 19, 2002).

4.3           Oldcastle Architectural, Inc. Union Employees' 401(k) Plan

4.4           Pike Industries, Inc. Profit Sharing and Deferred Income Plan

4.5           Oldcastle Southwest 401(k) Retirement Plan

4.6           Hallett Construction Company 401(k) Plan

4.7           Pennsy Supply, Inc. 401(k) and Profit Sharing Plan

4.8           CPM Development Corporation Profit Sharing Retirement Plan

23.1          Consent of Ernst & Young

24.1 Power of Attorney (included on the signature page of this Registration Statement)

     Item 9. Undertakings.


     (a) The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on February 26th, 2003.


                                CRH public limited company


                                By: /s/P.J. Molloy
                                    -----------------------
                                    Name: P.J. Molloy
                                    Title : Chairman


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael O'Driscoll his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated as of February 26th, 2003.



/s/ P.J. Molloy                             /s/ D. Dey
----------------------------------        --------------------------------------
      P.J. Molloy                                   D. Dey
Director and Chairman                              Director

/s/ W.I. O'Mahony                          /s/ D. Godson
----------------------------------        --------------------------------------
     W.I. O'Mahony                             D. Godson Director
Director and Chief Executive Officer


/s/ B.T.Alexander                         /s/ B.G. Hill
----------------------------------        --------------------------------------
     B.T. Alexander                            B.G. Hill  Director
        Director

/s/ K. McGowan                            /s/ T.W. Hill
----------------------------------        --------------------------------------
      K. McGowan                                  T.W. Hill
       Director                                   Director

/s/ A. O'Brien                            /s/ D.M. Kennedy
----------------------------------        --------------------------------------
      A. O'Brien                                  D.M. Kennedy
       Director                                    Director

/s/ W.P. Roef                             /s/ H.E. Kilroy
----------------------------------        --------------------------------------
       W.P. Roef                                  H.E. Kilroy
       Director                                    Director

/s/ J.L. Wittstock                        /s/ H.P. Sheridan
----------------------------------        --------------------------------------
    J. L. Wittstock                               H.P. Sheridan
       Director                            Chief Financial Officer, Principal
                                             Accounting Officer and Director
/s/ M.G. O'Driscoll
----------------------------------
        M.G. O'Driscoll
    Authorized Representative
      in the United States

     Pursuant to the  requirements of the Securities Act, the trustees have duly
caused  this  registration   statement  to  be  signed  on  its  behalf  by  the
undersigned,  thereunto duly authorized on March 6, 2003.



                    Oldcastle Architectural, Inc. Union Employees' 401(k) Plan


                    By: /s/ Joseph McCullough
                        ----------------------
                    Name:  Joseph McCullogh
                    Title: Chairman


                   Pike Industries, Inc. Profit Sharing and Deferred Income Plan


                   By: /s/ Randolph K. Pike
                       -----------------------
                   Name:  Randolph K. Pike
                   Title: President


                   Oldcastle Southwest 401(k) Retirement Plan


                   By: /s/ Lowell Laycock
                       -----------------------
                       Name:   Lowell Laycock
                       Title:  Vice President


                   Hallett Construction Company 401(k) Plan


                   By: /s/ Kurt Rasmussen
                       -----------------------
                       Name:  Kurt Rasmussen
                       Title: President


                   Pennsy Supply, Inc. 401(k) and Profit Sharing Plan


                   By: Pennsy Supply, Inc.


                       By: /s/ John Robertson
                           --------------------
                           Name:  John Robertson
                           Title: Vice President


                   CPM Development Corporation Profit Sharing Retirement Plan


                   By: /s/ Paul Salisbury
                       -------------------------
                       Name:  Paul Salisbury
                       Title: CFO

                                INDEX TO EXHIBITS



Exhibit No.        Description


4.1 Memorandum and Articles of Association of the Registrant, revised and restated as of May 8, 2002 (filed on Form 6-K, dated May 21, 2002).

4.2 Specimen of certificate representing the Registrant's Ordinary Shares (filed on Form S-8, on June 19, 2002).

4.3                Oldcastle Architectural, Inc. Union Employees' 401(k) Plan

4.4                Pike Industries, Inc. Profit Sharing and Deferred Income Plan

4.5                Oldcastle Southwest 401(k) Retirement Plan

4.6                Hallett Construction Company 401(k) Plan

4.7                Pennsy Supply, Inc. 401(k) and Profit Sharing Plan

4.8                CPM Development Corporation Profit Sharing Retirement Plan

23.1               Consent of Ernst & Young

24.1 Power of Attorney (included on the signature page of this Registration Statement)